UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (date of earliest event reported): December 22, 2010

EQUINIX, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-31293	77-0487526
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

One Lagoon Drive, 4th Floor

Redwood City, California 94065

(650) 598-6000

(Addresses of principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02.	Termination of a Material Definitive Agreement

On December 22, 2010, Equinix RP II LLC (“RP II”), an indirect wholly-owned subsidiary of Equinix, Inc. (“Equinix”), prepaid a mortgage in the original principal amount of approximately $100 million (the “Mortgage”), secured by the 32-acre Beaumeade Business Park in Ashburn, Virginia. The Mortgage was evidenced by the Loan and Security Agreement between RP II and SFT I, Inc. (the “Original Lender”), dated December 21, 2005, as amended by the First Omnibus Modification Agreement, dated December 27, 2006, between RP II and the Original Lender. The Original Lender previously assigned the Mortgage to iStar Tara LLC (the “Lender”).

The Mortgage was prepaid to Lender and its assignees for an amount equal to 105% of the then outstanding principal balance of the Loan, plus interest and other charges, totaling approximately $93,813,270.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EQUINIX, INC.

DATE: December 23, 2010	By:	/S/ KEITH D. TAYLOR
Keith D. Taylor
Chief Financial Officer